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                              CENTRAL BANCORP, INC.
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                (Name of Registrant as Specified in Its Charter)


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                          [CENTRAL BANCORP LETTERHEAD]

Contact: William P. Morrissey
         Senior Vice President                          For Release: Immediately
         (617) 628-4000



                       INSTITUTIONAL SHAREHOLDER SERVICES
                     RECOMMENDS A VOTE FOR BOARD'S NOMINEES
                                       ---
                     IN CENTRAL BANCORP, INC. PROXY CONTEST


     Somerville, Massachusetts (September 20, 2002) - Institutional Shareholder Services, Inc. (ISS), widely recognized as the leading independent proxy advisory firm in the nation, has recommended a vote on the WHITE proxy card for the nominees of the Board of Central Bancorp, Inc. (Nasdaq: CEBK), Marat Santini, John Gilgun and Paul Bulman, in opposition to the nominees of the PL Capital Group. Central Bancorp's Annual Meeting of Stockholders is scheduled for Monday, September 30, 2002.

     In its recommendation, ISS said "Management has a business plan that has provided shareholders with significant returns over the last five years. The management slate of nominees has expertise and a knowledge base of the community, which can assist the company's implementation of its business plan."

     In analyzing the issues, ISS considered the Company's performance and stated:

           "A major issue raised by the dissidents is the Company's ability to survive in a competitive landscape. However, the Company's overall performance especially over the last year seems to refute these claims. Despite an economic downturn over the last two years, shareholders have not suffered but have in fact thrived under the incumbent board leadership. Therefore, it is difficult to maintain that the company cannot sustain itself."

                                     * * * *

          "What is not in dispute is the Company's stock performance over the last five years. The Company outperformed its industry peer group with an annualized return of 12.35 percent versus 9.02 percent. More significant is the Company's stock performance over the last year. The Company's return of 31.09

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     percent is double  the return of the  industry  peers of 15  percent.  This sustained performance weakens the dissident's claims that the company would have difficulty thriving in the intensely competitive Massachusetts banking environment. Moreover, the Company's success over the last quarter further bolsters management's arguments."

     In discussing the Company's business plan, ISS stated:

           "In summary, the board acknowledges the difficulties that small community banks have when faced with larger more leveraged institutions. However, management has taken steps intended to take advantage of these market conditions to create a special niche market for the Bank. It appears that the implementation of this plan has benefited shareholders and provided the foundation for the Company's current success."

     With regard to the qualifications of the nominees:

           "Thus, the management candidates can assist the Company in the execution of its business plan. Since the Company hopes to thrive within this niche market, it is essential that the Company have board members that understand the community in which they are serving."

     John D. Doherty, President and Chief Executive Officer of Central Bancorp, Inc. commented: "We are very pleased that ISS supports the Board's nominees. The ISS recommendation reaffirms our belief that the Board's nominees are the more qualified nominees for director. More importantly, however, ISS provides a source for all stockholders, both big and small, who are looking for the judgment of a neutral party, well experienced in these issues, to guide their vote."

     Stockholders  who  like  additional   information  on  voting  should  call
Georgeson Shareholder Services Inc. at (866) 367-5518.

     Central Bancorp, Inc., is the holding company for Central Bank, whose legal name is Central Co-operative Bank, a Massachusetts-chartered co-operative bank operating eight full-service banking offices in suburban Boston.